UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

(Amendment No.    )

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TESLA, INC.

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Commencing on September 12, 2020, Tesla, Inc. sent the following e-mails to certain stockholders:

Subject: You're Invited—Annual Meeting and Battery Day Event

Congratulations—your eligibility to attend Tesla’s 2020 Annual Meeting of Stockholders and Battery Day is confirmed.

Date: Tuesday, September 22, 2020

Check-In: 12:00pm PT

Event: 1:30pm PT (Annual Meeting), Battery Day to follow immediately

Location: 901 Page Avenue, Fremont, CA 94538

You must complete registration prior to arrival in order to receive your ticket. No tickets will be issued on the day of the event.

[REGISTER]

Your eligibility for admission is non-transferable and government-issued IDs will be checked upon arrival. This confirmation is for the addressed recipient only; no additional guests of the recipient will be permitted into the event.

Please review the 2020 Annual Meeting & Battery Day Drawing Terms (https://www.tesla.com/2020-meeting-terms). All determinations by Tesla are final.

We look forward to seeing you.

Attachment:

Subject:  Update—Tesla 2020 Annual Meeting and Battery Day Drawing

Hi [First Name] [Last Name],

The time to submit qualified documents to attend the Annual Meeting and Battery Day in-person has expired. Unfortunately, we are unable to confirm your attendance to the event because we did not receive a response from you in time, could not verify your identification or declined your request to transfer your spot to another individual—as outlined in the 2020 Annual Meeting and Battery Day Drawing Terms (https://www.tesla.com/2020-meeting-terms).

You can attend this event virtually by tuning in to the livestream on September 22, 2020.

[LIVESTREAM]

Thank you for your continued support in accelerating the word’s transition to sustainable energy.